Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Tractor Supply Company 2018 Omnibus Incentive Plan of our reports dated February 22, 2018, with respect to the consolidated financial statements of Tractor Supply Company and the effectiveness of internal control over financial reporting of Tractor Supply Company included in its Annual Report (Form 10-K) for the year ended December 30, 2017, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Nashville, Tennessee
June 4, 2018